SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the  Registrant [x]
Filed by a Party other than the Registrant []
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Sound Federal Bancorp
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              Alan Schick, Luse Lehman Gorman Pomerenk & Schick, PC
            --------------------------------------------------------
                   (Name of Person(s) Filling Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5)  Total fee paid:
         .......................................................................
[ ]  Fee previously paid:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

July 7, 2005


Dear Stockholder:

     We are pleased to invite you to attend the Annual Meeting of Stockholders of Sound Federal Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Company's corporate offices at 1311 Mamaroneck Avenue, White Plains, New York at 4:00 p. m., (local time) on August 11, 2005.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.

     At the Annual Meeting, stockholders will be given an opportunity to elect directors and to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2006 fiscal year. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


Sincerely,


/s/ Richard P. McStravick
-------------------------
Richard P. McStravick
President and Chief Executive Officer

                           Sound Federal Bancorp, Inc.
                             1311 Mamaroneck Avenue
                          White Plains, New York 10605
                                 (914) 761-3636

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On August 11, 2005

     Notice is hereby given that the Annual Meeting of Sound Federal Bancorp, Inc. (the "Company") will be held at the Company's corporate offices at 1311 Mamaroneck Avenue, White Plains, New York on August 11, 2005 at 4:00 p. m., local time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company;

         2. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2006; and

Such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Stockholders of record at the close of business on June 20, 2005 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our corporate office for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                             By Order of the Board of Directors

                                             /s/ Anthony J. Fabiano
                                             -------------------------
                                             Anthony J. Fabiano
                                             Corporate Secretary


White Plains, New York
July 7, 2005


IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                           SOUND FEDERAL BANCORP, INC.
                             1311 Mamaroneck Avenue
                          White Plains, New York 10605
                                 (914) 761-3636

-------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 11, 2005
-------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sound Federal Bancorp, Inc. (the "Company"), to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Company's corporate offices at 1311 Mamaroneck Avenue, White Plains, New York 10605 on August 11, 2005 at 4:00 p. m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about July 7, 2005.

-------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
-------------------------------------------------------------------------------

     Stockholders who properly complete their proxies retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address of the Company shown above, voting a later dated proxy, or by attending the Meeting and voting in person. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy. However, if you are a stockholder whose shares are not registered in your name, you will need appropriate documents from your record holder to vote personally at the Meeting.

-------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
-------------------------------------------------------------------------------

     Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on June 20, 2005 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 12,298,206 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Broker non-votes and proxies marked abstain will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.

     In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

     As to the ratification of auditors, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of auditors must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

     Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company's Board of Directors.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by named executive officers and directors individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date.

                                                        Amount of Shares                   Percent of Shares
             Name and Address of                        Owned and Nature                    of Common Stock
              Beneficial Owner                       of Beneficial Ownership                Outstanding (2)

Significant Shareholders:
  Sound Federal Savings Employee Stock
  Ownership Plan and Trust
  1311 Mamaroneck Avenue
White Plains, New York 10605                              1,118,291                               8.7%

Named Directors and Executive Officers:(1)

Bruno J. Gioffre (3)                                        285,581                               2.3

Richard P. McStravick (4)                                   366,588                               2.9

Roberta I. Bernhardt (5)                                     18,994                               0.2

Joseph Dinolfo (6)                                          149,745                               1.2

Donald H. Heithaus (7)                                      143,368                               1.2

Joseph A. Lanza (8)                                         130,419                               1.1

Eldorus Maynard (9)                                          83,870                               0.7

James Staudt (10)                                           118,215                               1.0

Samuel T. Telerico (11)                                      32,294                               0.3

Anthony J. Fabiano (12)                                     229,925                               1.9

All executive officers and directors
  as a group (10 persons)                                   1,558,999                            12.2%

_____________________________
                                                 (footnotes on following page)

(1) The Company's executive officers and directors are also executive officers and directors of Sound Federal Savings (the "Bank").
(2) Calculated as a percentage of common shares outstanding plus stock options that are exercisable within 60 days of the record date.
(3) Mr. Gioffre has sole voting power over 203,940 shares and shared voting power over 56,432 shares. Includes 25,209 shares underlying options exercisable within 60 days of the record date.
(4) Mr. McStravick has sole voting power over 198,826 shares and shared voting power over 22,202 shares. Includes 145,560 shares underlying options exercisable within 60 days of the record date.
(5) Ms. Bernhardt has sole voting power over 4,826 shares and shared voting power over 1,500 shares. Includes 12,668 shares underlying options exercisable within 60 days of the record date.
(6) Mr. Dinolfo has sole voting power over 98,342 shares. Includes 51,403 shares underlying options exercisable within 60 days of the record date.
(7) Mr. Heithaus has sole voting power over 69,026 shares and shared voting power over 42,939 shares. Includes 31,403 shares underlying options exercisable within 60 days of the record date.
(8) Mr. Lanza has sole voting power over 75,816 shares and shared voting power over 3,200 shares. Includes 51,403 shares underlying options exercisable within 60 days of the record date.
(9) Mr. Maynard has sole voting power over 25,769 shares and shared voting power over 45,433 shares. Includes 12,668 shares underlying options exercisable within 60 days of the record date.
(10) Mr. Staudt has sole voting power over 63,218 shares and shared voting power over 3,594 shares. Includes 51,403 shares underlying options exercisable within 60 days of the record date.
(11) Mr. Telerico has sole voting power over 19,326 shares and shared voting power over 300 shares. Includes 12,668 shares underlying options exercisable within 60 days of the record date.
(12) Mr. Fabiano has sole voting power over 108,709 shares. Includes 121,216 shares underlying options exercisable within 60 days of the record date.

-------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

     The Company's Board of Directors currently consists of nine members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Meeting. The Board of Directors has nominated to serve as directors Bruno J. Gioffre, James Staudt and Richard P. McStravick, each to serve for a three-year term. Messrs. Gioffre, Staudt and McStravick are currently members of the Board of Directors.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends a vote "FOR" each of the nominees for director listed in this proxy statement.



                                                                                           Shares of
                                                                                         Common Stock
                                                                              Current    Beneficially
                                                                Director        Term     Owned on the     Percent
         Name                 Age        Positions Held         Since (1)     to Expire  Record Date (2) Of Class
--------------------------------------------------------------------------------------------------------------------
                                                      NOMINEES

Bruno J. Gioffre              70         Chairman of the Board      1975         2005       285,581       2.3%

James Staudt                  53               Director             1987         2005       118,215       1.0%

Richard P. McStravick         56           President, Chief         1996         2005       366,588       2.9%
                                           Executive Officer
                                             and Director

                                           DIRECTORS CONTINUING IN OFFICE

Donald H. Heithaus            70               Director             1978         2006       143,368       1.2%

Joseph A. Lanza               58               Director             1998         2006       130,419       1.1%

Roberta I. Bernhardt          66               Director             2003         2006        18,994       0.2%

Joseph Dinolfo                71               Director             1985         2007       149,745       1.2%

Eldorus Maynard               70               Director             2000         2007        83,870       0.7%

Samuel T. Telerico            69               Director             2001         2007        32,294       0.3%

----------------------------

(1) Reflects initial appointment to the Board of Directors of the Bank's mutual predecessor.
(2) Includes shares underlying stock options exercisable within 60 days of the Record Date.

     The principal occupation during the past five years of each director of the Company is set forth below. All directors and executive officers have held their present positions for all five years unless otherwise stated.

     Bruno J. Gioffre is the Chairman of the Board of Directors and has been so since December 1997. Mr. Gioffre is of counsel to the law firm of Gioffre & Gioffre Professional Corporation and is a retired Senior Justice for the Town of Rye, New York.

     Richard P. McStravick is President and Chief Executive Officer of the Bank. Mr. McStravick has been employed by the Bank in various capacities since 1977. Mr. McStravick was appointed to the Board of Directors in 1996.

     Roberta I. Bernhardt, CPA, is a partner in the accounting firm of Citrin Cooperman & Company, LLP.

     Joseph Dinolfo is the retired President of the Dinolfo Wilson Agency, Inc. an insurance agency.

     Donald H. Heithaus is the President of the Happiness Laundry Service, Inc. Mr. Heithaus is a trustee and a member of the Executive Committee of the Teamsters Center Service Fund (the "Fund"). The Fund provides benefits and services to Teamsters and their families.

     Joseph A. Lanza is the President of Lanza Electric, a private electrical contractor.

     Eldorus Maynard is the retired Chairman of the Board and Chief Executive Officer of Peekskill Financial Corporation ("Peekskill"). Mr. Maynard was employed by Peekskill since 1958 and became a member of the Company's Board of Directors in July 2000.

     James Staudt is a partner with the law firm of McCullough, Goldberger & Staudt, LLP. Mr. Staudt is general counsel to the Bank.

     Samuel T. Telerico is a principal with Teleden Enterprises International, an international trade and consulting firm. Mr. Telerico was previously employed by American Can Company from 1960 until 1990.

Executive Officer Who Is Not A Director

     Anthony J. Fabiano is Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company. He joined the Bank in July 1998. Prior to joining the Bank, he was the Chief Financial Officer at MSB Bancorp, Inc.

Board Independence

     The Board of Directors has determined that Directors Bernhardt, Dinolfo, Heithaus, Lanza, Maynard and Telerico are each an "independent director" within the meaning of the Nasdaq corporate governance listing standards. A majority of the Board of Directors is "independent."

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All Officers and Directors of the Company who are required to file Forms 3, 4 and 5 filed these forms on a timely basis.

-------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended March 31, 2005, the Board of Directors of the Company held eight regular and special meetings. During the year ended March 31, 2005, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company or the Bank and committees on which such director served. The independent directors of the Board of the Company hold regularly scheduled executive sessions. Although the Company has no formal policy requiring board attendance at the annual meeting of stockholders, all of our directors attended last year's annual meeting.

The Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee (the "Nominating Committee") of the Company consists of directors Heithaus, Dinolfo and Maynard. During the year ended March 31, 2005, two meetings of the Nominating Committee were held. Each member of the Nominating Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The Company's Board of Directors has adopted a written charter for the Committee, which is available at the Company's website at www.soundfed.com.

     The functions of the Nominating Committee include the following:

     o to lead the search for individuals qualified to become members of the Board and to recommend to the Board of Directors nominees to be presented for stockholder approval;

     o to review and monitor compliance with the requirements for board independence; and

     o to review the committee structure and make recommendations to the Board regarding the membership of all committees.

     The Nominating Committee begins its search for individuals qualified to become members of the Board by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for recommendation and re-election, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or retires, if the Committee decides not to recommend an existing member for nomination, if the Board decides not to nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of qualified individuals. The Nominating Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

     o has personal and professional ethics and integrity and whose values are compatible with the Company's;

     o has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

     o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

     o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

     o is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

     o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

     The Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for the Nomination of Directors by Shareholders

     The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. Stockholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary at 1311 Mamaroneck Avenue, White Plains, New York 10605. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company's proxy materials based upon the assumption that the month and day of the proxy materials will be the same as it was for the preceding year. The submission must include the following information:

     o the name and address of the stockholder as they appear on the Company's books and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

     o the name, address and contact information for the candidate and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

     o    a statement of the candidate's business and educational experience;

     o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

     o a statement detailing any relationship between the candidate and the Company;

     o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

     o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     o a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Advance Notice of Business to be Conducted at an Annual Meeting."

Stockholder Communications with the Board

     A stockholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary of the Company at 1311 Mamaroneck Avenue, White Plains, New York 10605,
Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

     o forward the communication to the director or directors to whom it is addressed;

     o attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

     o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

     At  each  Board  meeting,   management  shall  present  a  summary  of  all
communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Business Conduct and Ethics

     The Company has adopted a Code of Business Conduct and Ethics (the "Code") that is applicable to the officers, directors and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code is available on the Company's website at www.soundfed.com. Amendments to and waivers from the Code will also be disclosed on the Company's website.

The Audit and Compliance Committee

         The Audit and Compliance Committee (the "Audit Committee") consists of Directors Heithaus, Bernhardt, Maynard and Telerico. This committee meets on a quarterly basis and as otherwise required to review audit programs and reports as well as other regulatory compliance issues. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities. The primary duties of the Audit Committee include, but are not limited to, the following:

     o Prepare the report of the Audit Committee included in the Company's annual proxy statements;
     o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems;
     o Retain and monitor the qualifications, independence and performance of the Company's independent registered public accounting firm; and
     o Provide an open avenue of communication among the independent registered public accounting firm, senior management, the internal auditing department and the Board.

     Each member of the Audit Committee is "independent" as defined in the Nasdaq listing standards and under SEC Rule 10A-3. The Board of Directors has determined that Ms. Bernhardt qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the SEC, primarily as a result of her profession as a certified public accountant. The Audit Committee met five times during the year ended March 31, 2005.

     The Audit Committee reviews the contents of and conclusions in audit reports prepared by the internal auditor and the Company's independent registered public accounting firm; reviews and approves the annual engagement of the Company's independent registered public accounting firm, the Company's audit policy, the internal audit function and the plan of audit coverage; and reviews with management, and the Company's independent registered public accounting firm, the Company's financial statements and internal controls. The Company's Board of Directors has adopted a written charter for the Audit Committee of the Company, which is available on the Company's website at www.soundfed.com.

Audit Committee Report

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors.

     Management is responsible for the Company's internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the Company's independent registered public accounting firm, to review and discuss the March 31, 2005 consolidated financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the required written communication from KPMG LLP, concerning the firm's independence from the Company.

     Based upon the Audit Committee's discussions with management and the independent registered public accounting firm for the Company, and the Audit Committee's review of the representations of management and the independent registered public accounting firm for the Company, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2005, filed with the Securities and Exchange Commission.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              This report has been provided by the Audit Committee:
           Director Donald Heithaus (Chairman of the Audit Committee)
                  and Directors Bernhardt, Maynard and Telerico

Stock Performance Graph

     Set forth below is a stock performance graph comparing the yearly total return on the Company's Common Stock with (a) the monthly cumulative total return on stocks included in the Nasdaq Composite Index, and (b) the monthly cumulative total return on stocks for federal savings institutions included in the Company's Standard Industry Code ("SIC") Index. The information presented below is for the period beginning with the closing price of the Company's Common Stock on March 31, 2000 and ending on March 31, 2005. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars on an assumed initial investment of $100.

     There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.






    [OBJECT OMITTED]



                                      March 31,                      Year Ended March 31,
                                     ---------      ------------------------------------------------------
            Index                       2000         2001         2002       2003       2004       2005
-------------------------------      ---------      ------------------------------------------------------
Sound Federal Bancorp, Inc.            100.00       126.33       206.54     483.00      576.18     614.87
SIC Code  6035 -  Federal  Savings
Institutions                           100.00       157.34       187.12     199.33      307.91     330.96
Nasdaq Market Index                    100.00        41.16       41.67       30.56      45.62       45.82

Compensation Committee Interlocks and Insider Participation

     The Company does not independently compensate its executive officers or employees. The independent directors of the Board had the principal responsibility for making recommendations to the Board of Directors for the compensation of senior officers. The Executive Committee of the Bank made recommendations to the Board of Directors for the compensation of directors and employees other than executive officers. The Nominating and Corporate Governance Committee also reviewed the compensation of directors. The Executive Committee consists of Directors Gioffre, Heithaus, Dinolfo and Staudt. The Executive Committee also reviewed the benefits provided to the Bank's officers and employees. During the year ended March 31, 2005 the Executive Committee met three times.

Report of the Independent Directors Regarding Compensation

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the independent directors of the Company, has prepared the following report for inclusion in this proxy statement.

     In fiscal year 2005, the independent directors of the Board had the responsibility of assuring that the compensation of the Chief Executive Officer and the other executive officer is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. The Board of Directors determines executive compensation based on the recommendations of the independent directors. Any cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay any cash compensation to executive officers.

     Compensation of executive officers is reviewed annually on a calendar-year basis. In general, the purpose of the annual compensation review is to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. In this regard, the independent directors utilized various informational sources, including the "Savings and Community Bankers Annual Salary Survey." In addition, the independent directors considered the overall profitability of the Bank and the executive officer's contribution to the Bank when making their recommendation to the Board of Directors.

     The Board of Directors approved a base salary for the Bank's Chief Executive Officer of $240,000 for calendar year 2005, which represented a 12.1% increase from the Chief Executive Officer's base salary of $214,000 in calendar year 2004. The 2005 base salary was based upon the Chief Executive Officer's performance, industry standards, and the performance of the Company.

     The primary goal of the Board of Directors with respect to executive officer compensation is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the Company.

     This report has been provided by the independent  directors of the Board of
Directors: Directors Heithaus, Bernhardt, Dinolfo, Lanza, Maynard and Telerico

Compensation of Directors

     Directors of the Company receive an annual retainer of $500, except for the Chairman of the Board who receives $1,000. Directors of the Bank receive $2,500 for each meeting attended, except for the Chairman of the Board who receives $5,000. In addition, the Chairman of the Board receives a $40,000 annual stipend for his services as Chairman.

                             EXECUTIVE COMPENSATION

     The following table sets forth information as to annual and other compensation for services in all capacities for executive officers who earned more than $100,000 in salary and bonuses during the fiscal year ended March 31, 2005.


==================================================================================================================================
                                 Summary Compensation Table
==================================================================================================================================
                                                                                            Long-Term
                           Annual Compensation                                         Compensation Awards
------------------------------------------------------------------------------- ---------------------------------- ---------------
                                                                    Other        Restricted
                                                                   Annual          Stock       Options/                All Other
   Name and                  Fiscal       Salary      Bonus     Compensation      Award(s)      SARs       LTIP      Compensation
   Principal Position         Year         ($)         ($)         ($) (1)         ($)(2)        (#)     Payouts       ($)(3)
-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- --------- ---------------
Richard P. McStravick         2005        226,455     17,120       28,200            --            --         --          3,421
President and Chief           2004        207,306     16,400       29,250         957,600      115,725        --          3,942
Executive Officer             2003        185,171     10,700       27,200            --            --         --          3,942
-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- --------- ---------------

Anthony J.  Fabiano           2005        176,818     13,794          --              --            --         --            --
Senior Vice President,        2004        166,750     13,200          --           767,600      106,370        --            --
Chief Financial Officer       2003        148,250     12,000          --              --            --         --            --
and Corporate Secretary
========================== =========== ============= ========= ================ ============= ========== ========= ===============

(1) Represents director's fees for service on the Company's and Bank's Board of Directors.
(2) Represents stock awards pursuant to the 2004 Stock Plan with a value of $15.20 per share at the date of the award.
(3)  Consists of the use of the Bank's automobile.

Benefits

     Directors Deferred Fee Plan. The Directors Deferred Fee Plan ("Directors Plan") is a non-qualified deferred compensation plan into which directors can defer up to 100% of their board fees earned during the calendar year. All amounts deferred by a director are fully vested at all times. Upon cessation of a director's service with the Bank, the Bank will pay the director the amounts credited to the director's deferred fee account. The amounts will be paid in substantially equal annual installments, as selected by the director. The date of the first installment payment also will be selected by the director. The Directors Plan permits each director to determine whether to invest all or a portion of such Director's account in Common Stock of the Company.

     If the director dies before all payments have been made, the remaining payments will be made to the beneficiary designated by the director in the same form that payments were made to the director. If a director dies before receiving any payments, the Bank shall pay the director's account to the director's beneficiary, commencing within 30 days of the director's death, over the period initially elected by the director. At the request of the beneficiary, and with the approval of the Board, the director's benefits may be paid to the beneficiary in a lump sum. The director may request a hardship distribution of all or part of his or her benefits if the director suffers an unforeseeable emergency, defined as a severe financial hardship to the director resulting from a sudden and unexpected illness or accident of the director or his or her dependent, loss of the director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the director's control. In December 2004, the Director Plan was frozen to preserve and grandfather the exisiting features that do not conform to the requirements of new Internal Revuene Code Section 409A enacted under the American Jobs Creation Act of 2004. Also, in December 2004, the Board approved the adoption of a 2005 Directors Deferred Fee Plan that conforms with the requirements of Internal Revenue Section 409A.

     Director Retirement Plan. The Director Retirement Plan is an amendment and restatement of the former Director Emeritus Program. Under the Director Retirement Plan, any person who was a director on January 1, 2004, who retires or dies after age 70 and who completes 15 years of continuous service as a director becomes entitled to an annual retirement benefit for the longer of 20 years or his/her lifetime, equal to the amount of annual fees paid for attendance at regular monthly board meetings during the calendar year in which he/she retires, plus the amount of any annual stipend paid to such director in that year. A director who retires at or after age 60 with 5 years but less than

15 years of continuous service will receive an annual benefit for the longer of 20 years or for his lifetime, equal to the amount of his/her annual fees paid for attendance at regular monthly board meetings during the preceding twelve months in which he/she retires, plus the amount of any annual stipend paid to such director in that year, multiplied by a fraction, the numerator of which is the number of years of service and the denominator of which is 15. A director who incurs a disability after 5 years of service will receive a benefit identical to the benefit provided to a director who retires at or after age 60 with 5 years of continuous service, irrespective of his/her age at disability. In the event of a change in control, directors will be credited with years of service as if they had remained members of the Board of Directors until age 70 and be entitled to benefits payable in a lump sum, at the time of the change in control. A retired director will receive the present value of his remaining benefit paid in a lump sum at the time of a change in control.

     Executive Agreements. The Bank has employment agreements with Messrs. McStravick and Fabiano. The agreements with Messrs. McStravick and Fabiano have a term of three years and may be extended for an additional 12 months on each anniversary date so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the base salaries for Messrs. McStravick and Fabiano are $240,000 and $190,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in retirement plans, stock option plans and other employee and fringe benefits applicable to other employees. The agreements provide for termination by the Bank for cause at any time, in which event, the executive would have no right to receive compensation or other benefits for any period after termination. In the event the Bank terminates the executive's employment for reasons other than disability or for cause, or in the event of the executive's termination of employment for good reason upon (i) failure by the Bank to comply with any material provision of the agreement, which failure has not been cured within 10 days after a notice of noncompliance is issued by the executive, (ii) following a change in control (as defined) at any time during the term of the agreement, or (iii) any purported termination of the executive's employment which is not pursuant to a valid notice of termination, the executive would be entitled to severance pay in an amount equal to three times the average annual compensation (computed on the basis of the most recent five (5) taxable years) includable in gross income for federal income tax purposes. Messrs. McStravick and Fabiano would receive an aggregate of approximately $949,000 and $713,000, respectively, pursuant to their employment agreements upon a change in control of the Bank, based upon current levels of compensation. The Bank would also continue, at the Bank's expense, the executive's life, health, dental and other applicable benefit plan coverage until the executive attains the age of 70 years, provided, however, that the Bank's obligation terminates if the executive receives equivalent medical or dental coverage from a new employer. The executive is entitled to participate in the Bank's medical, dental and life insurance coverage and reimbursement plans to the extent that such plans exist, until the executive's death. Under each agreement, if the executive becomes disabled or incapacitated to the extent that the executive is unable to perform his duties, he will be entitled to 100% of his compensation for the first six months, and 60% thereafter for the remaining term of the agreement. Any disability payment is reduced to the extent benefits are received under disability insurance, workers' compensation or other similar program.

     In July 2001, the Company entered into employment agreements with Messrs. McStravick and Fabiano. The Company's employment agreements with each executive contain substantially similar provisions to the Bank employment agreements, except that the Company employment agreements provide each executive indemnification against any excise taxes which may be owed by the executive for any payments made in connection with a change in control which would constitute "excess parachute payments" under Section 280G of the Code. The indemnification payment would be the amount necessary to ensure that the amount of such payments and the value of such benefits received by the executive be equal to the amount of such payments and the value of such benefits as the executive would receive in the absence of such excise tax, including any federal, state and local taxes on the Company's payment to the executive attributable to such taxes. The agreements with the Company do not provide for additional compensation to either executive.

     Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan ("SERP") is a non-qualified plan which provides supplemental retirement benefits to certain key employees. Supplemental retirement benefits are calculated annually, based on certain actuarial assumptions, as the difference between the benefit the executive would be entitled to receive upon retirement at normal retirement age under Sound Federal's pension plan and employee stock ownership plan, without giving consideration to the applicable limitations under tax law, and the amount the executive is actually entitled to receive as the result of the applicable limitations. Such benefit is payable in monthly installments, commencing on the later of the first day of the month following the month in which the executive attains his normal retirement age and the first day of the month following the month in which the executive actually retires, and continuing for the longer of 180 months or the executive's lifetime. In the event the executive dies before attainment of normal retirement age or following normal retirement but before completion of the payments due under the SERP, the executive's beneficiary will be entitled to a benefit payable monthly or the continuation of the monthly payments for the remainder of the payout period. In the event the executive's employment is involuntarily terminated prior to attainment of the executive's normal retirement age, for any reason other than cause, the executive's death, disability, or following a change in control, or the executive voluntarily terminates employment, the executive (or designated beneficiary) will be entitled to the executive's accrued benefit at the time of termination of employment. Such benefit will commence at the executive's normal retirement age, be annuitized and paid in monthly installments throughout the payout period. The SERP administrator may determine to pay such benefit in a lump sum. In the event the executive's employment is terminated voluntarily or involuntarily following a change in control, the executive will be entitled to the supplemental retirement benefit as if the executive had remained employed by Sound Federal until attainment of normal retirement age. In the event the executive becomes disabled, the executive would be entitled to a benefit equal to the accrued benefit, annuitized and paid over the payout period. No benefits shall be paid in the event a participant is terminated for cause.

     Executive Life Insurance Plan. The Bank maintains life insurance policies on the lives of certain executives. Participants commence participation in the Plan by executing a split dollar endorsement for each policy covering the life of the Participant. Upon the death of a participant in the Plan while the participant is employed by the Bank, the death benefit will be the lesser of (i) twice the participant's base annual salary, less any group term life insurance benefit payable at the time of the participant's death, and (ii) the remainder of the death benefit proceeds after payment to the Bank of 100% of the policy's cash value, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank. In the event the participant dies following termination of employment due to disability, retirement, or upon a change in control, the participant's death benefit will be equal to the lesser of (i) twice the participant's base annual salary at termination of employment, and
(ii) the remainder of the death benefit proceeds after payment to the Bank of 100% of the policy's cash value, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank. Participation in the Plan will cease in the event of a participant's termination of employment for cause or termination of employment prior to the participant's normal retirement age for reasons other than disability or following a change in control.

     Severance Plan for Key Employees. The Bank maintains a Severance Plan for Key Employees, which is designed to offer a degree of economic security to employees who do not have an employment agreement with the Bank, in the position of assistant vice-president and above in the event their services are terminated as a result of a change in control. In the event of (i) the involuntary termination of a key employee following a change in control other than for cause, or (ii) the voluntary termination of a key employee's employment within one year after a change in control, following any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits or relocation of the key employee's principal place of employment by more than 30 miles, the key employee shall be entitled to a severance pay in an amount equal to one month of base salary multiplied by the key employee's years of employment, up to twenty-four months, provided that the minimum severance payment will be six months of base salary for an assistant vice-president and twelve months for a vice-president. In addition, the key employee will be entitled to continued life, medical and dental coverage for the same period as the number of months used for the calculation of severance benefits. Severance benefits will be paid in a lump sum within 30 days of the key employee's termination of employment. Benefits payable under the Severance Plan for Key Employees will be reduced, if necessary, to avoid an "excess parachute payment" under Section 280G of the Internal Revenue Code.

     Defined Benefit Pension Plan. The Bank maintains two defined benefit pension plans, one of which was assumed at the time the Company completed the acquisition of Peekskill Financial Corporation ("Retirement Plans"). Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plans. The Bank contributes each year, if necessary, an amount to the Retirement Plans to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In the past, the Bank has contributed more than the minimum funding requirements. For the year ended March 31, 2005, the Bank made contributions to the Retirement Plans of approximately $727,000. At December 31, 2004, the total market value of the assets in the Retirement Plans trust funds was approximately $11.0 million.

     In the event of retirement on or after the normal retirement date (i.e., the first day of the calendar month coincident with or next following the later of age 65 or the fifth anniversary of participation in the Retirement Plans, or, for a participant prior to January 1, 1992, age 65), the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) from various other options, including a joint and 100% survivor annuity, joint and 66-2/3% survivor annuity, joint and 50% survivor annuity, years certain option and social security option. The normal retirement benefit provided is an amount equal to the difference between 4% of final earnings (as defined in the plan) and 0.65% of the final average compensation (average earnings during the last three (3) calendar years of service) up to the Social Security taxable wage base, multiplied by the participant's years of credited service (up to a maximum of 15 years). Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement at age 55 and the completion of 5 years of vested service with the Bank. Fifty percent of the normal retirement benefit will be paid to a surviving spouse if the participant dies while in active service and has attained age 50 with 10 years of vested service. The preretirement death benefit is reduced by 1.96% for each year the spouse is more than 10 years younger than the participant. If the participant has not attained age 50 with 10 years of service, but has completed 5 years of service, the spouse will be eligible for a reduced benefit payable as a joint and 50% annuity. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing, generally, on the employee's normal retirement date, or, if elected, on or after reaching age 55.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plans upon retirement at age 65 in calendar year 2004, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

 Final Average               Years of Service and Benefit Payable at Retirement
 Compensation                    15           20           25            30
--------------              ---------------------------------------------------
 $  50,000                  $ 25,481    $  25,481    $  25,481    $  25,481
 $  75,000                  $ 40,481    $  40,481    $  40,481    $  40,481
 $ 100,000                  $ 55,481    $  55,481    $  55,481    $  55,481
 $ 125,000                  $ 70,481    $  70,481    $  70,481    $  70,481
 $ 150,000                  $ 85,481    $  85,481    $  85,481    $  85,481
 $ 170,000                  $ 97,481    $  97,481    $  97,481    $  97,481
 $ 200,000                  $115,481    $ 115,481    $ 115,481    $ 115,481
 $ 205,000                  $118,481    $ 118,481    $ 118,481    $ 118,481

     As of March 31, 2005, Mr. McStravick and Mr. Fabiano had 27 years and six years, respectively, of credited service (i.e., benefit service) under the Retirement Plans.

     401(k)  Plan.  The  Bank  maintains  the  Sound  Federal  Savings  and Loan
Association 401(k) Savings Plan in RSI Retirement Trust (the "401(k) Plan") which is a qualified, tax-exempt defined contribution plan with a salary deferral feature under Section 401(k) of the Code. Employees who have attained age 21 and have completed one year of employment are eligible to participate, provided, however, that leased employees, employees paid on an hourly or contract basis, employees covered by a collective bargaining agreement and owner employees (as defined in the plan) are not eligible to participate. Eligible employees are entitled to enter the 401(k) Plan on a monthly basis.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions (in whole percentages) equal to the lesser of (i) from 1% to 10% of compensation (as defined in the 401(k) Plan) or (ii) $10,000 (as indexed annually).

     The 401(k) Plan permits employees to direct the investment of his or her own accounts into various investment options including an "Employer Stock Fund." Participants are entitled to direct the trustee as to how to vote his or her allocable shares of Common Stock in the Employer Stock Fund.

     Plan benefits will be paid to each participant in the form of a single cash payment at normal retirement age unless earlier payment is selected. If a participant dies prior to receipt of the entire value of his or her 401(k) Plan accounts, payment will generally be made to the beneficiary in a single cash payment as soon as possible following the participant's death. Payment will be deferred if the participant had previously elected a later payment date. If the beneficiary is not the participant's spouse, payment will be made within one year of the date of death. If the spouse is the designated beneficiary, payment will be made no later than the date the participant would have attained age 70 1/2. Normal retirement age under the 401(k) Plan is age 65. Early retirement age is age 55.

     At March 31, 2005, the total market value of the assets in the 401(k) Plan was approximately $4.0 million.

     Stock Option Plan. Pursuant to the 1999 Stock Option Plan (the "Stock Option Plan"), options to purchase 583,048 shares were granted at an exercise price of $3.298 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

     2004 Incentive Stock Benefit Plan. During the year ended March 31, 2004, the Company adopted, and the Company's stockholders approved the 2004 Incentive Stock Benefit Plan (the "2004 Plan"). During the year ended March 31, 2004, the Company issued 389,037 shares as stock awards and granted 665,253 stock options under the 2004 Plan. The Company did not issue any stock awards or grant any stock options during fiscal year 2005. Stock options granted under the 2004 Plan have a term of ten years from the date of grant, and the shares subject to such awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. A stock option gives the option holder the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price shall not be less than the fair market value on the date the stock option is granted. A limited right gives the holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the limited rights on the date exercised over the exercise price. Limited rights are subject to the same terms and conditions as the stock options. Payment upon exercise of limited rights will be in cash, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. Dividend equivalent rights entitle the holder of an option to receive an amount of cash equal to the dollar value of dividends declared under certain circumstances. The holder of an option may receive a payment under a dividend equivalent right where the dividend to be paid to stockholders exceeds 200% of the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters and the annualized aggregate dollar amount of the dividend exceeds the Bank's net income after taxes for the current quarter and preceding three quarters. Reload options entitle the holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a reload option is equal to the market value of the shares on the date the original option is exercised. The option period during which the reload option may be exercised expires at the same time as that of the original option that the holder has exercised. Restricted stock granted under the 2004 Plan vests ratably over a five-year period with the first vesting occurring on November 1, 2004. Option awards to employees and to our non-employee directors will vest at the rate of 20% over a five-year period commencing on February 5, 2004 and have an exercise price of $15.20.

     Set forth below is certain information concerning options outstanding to the Named Executive Officers at March 31, 2005 and options exercised by the Named Executive Officers during the fiscal year ended March 31, 2005.

====================================================================================================================
                                           FISCAL YEAR-END OPTION VALUES
====================================================================================================================
                                                                 Number of Unexercised      Value of Unexercised
                                                                      Options at          In-The-Money Options at
                                                                       Year-End                Year-End (1)
                                                                ------------------------- --------------------------
                               Shares Acquired       Value      Exercisable/Unexercisable Exercisable/Unexercisable
        Name                   Upon Exercise       Realized                (#)                        ($)
---------------------------- ---------------- ----------------- ------------------------- --------------------------
Richard P. McStravick            20,000          $ 239,640           145,560/69,435         $1.2 million/$19,442
---------------------------- ---------------- ----------------- ------------------------- --------------------------
Anthony J.  Fabiano              20,000          $ 199,640           121,216/63,822           $970,000/$17,870
============================ ================ ================= ========================= ==========================

------------------------------------
(1) Based on a market value of $15.48 per share at March 31, 2005 and an exercise price of $3.298 for the options granted in 2000 and $15.20 for the options granted in 2004.

     The Company does not have any equity compensation program that was not approved by stockholders other than its employee stock ownership plan.

     Set forth below is certain information as of March 31, 2005 regarding equity compensation to directors, directors emeriti, executive officers and employees of the Company approved by stockholders.


===================================================================================================================
                                           Number of securities to be
                                            issued upon exercise of                        Number of securities
                                            outstanding options and     Weighted average   remaining available for
    Plan Category                                   rights              exercise price     issuance under plans
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
stockholders(1)                                    1,348,115              $10.93(2)               35,013
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved
by stockholders                                        --                      --                      --
-------------------------------------------------------------------------------------------------------------------
Total                                              1,348,115                $10.93                35,013
===================================================================================================================

--------------------
(1) Includes 311,230 shares awarded under the 2004 Plan that were unvested at March 31, 2005. (2) Relates to 1,036,885 outstanding stock options.

Employee Stock Ownership Plan and Trust

     The Bank has an employee stock ownership plan ("ESOP") for eligible employees. Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service during the year are eligible to participate. The ESOP borrowed funds from the Company and used those funds to purchase 531,563 shares of the Company Common Stock in the 1998 conversion to a mutual holding company. The ESOP purchased 622,458 shares of the Company's Common Stock in the Company's second-step conversion that was completed in January 2003. The shares were purchased with the proceeds of a loan from the Company. The loans are collateralized by the Common Stock purchased by the ESOP. The Bank will contribute to the ESOP sufficient funds to pay the principal and interest on the loans. At March 31, 2005, the 1998 and 2003 loans have balances of $576,000 and $5.9 million, respectively; have a ten-year and twenty-year term, respectively; and bear interest at the prime rate and 6.0%, respectively.

     Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid. Shares are released from the suspense account in an amount proportional to the repayment of the ESOP loans and are allocated among ESOP participants on the basis of compensation in the year of allocation.

     Participants in the ESOP received credit for service prior to the effective date of the ESOP. A participant vests in 100% of his or her account balance after 5 years of credited service. A participant who terminates employment for reasons other than death, retirement, disability or following a change in control prior to five years of credited service will forfeit the nonvested portion of his or her benefits under the ESOP. Benefits are payable in the form of Common Stock and cash upon death, retirement, disability or separation from service. Alternatively, a participant may request that the benefits be paid entirely in the form of Common Stock.

--------------------------------------------------------------------------------
                    TRANSACTIONS WITH CERTAIN RELATED PERSONS
-------------------------------------------------------------------------------

Transactions With Certain Related Persons

     The Bank offers loans to directors, officers, and employees which are made by the Bank to such persons in the ordinary course of business on substantially the same terms (other than interest rate), including collateral, as those prevailing at the time for comparable transactions with other persons, and which do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans were performing in accordance with their terms as of the date of this proxy statement. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, so long as the director or executive officer is not given preferential treatment compared to other participating employees. The interest rate on loans to directors and officers is the same as that offered to the Bank's other employees.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

     Set forth below is certain information as to loans made by Sound Federal Savings to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Sound Federal Savings exceeded $60,000 at any time since April 1, 2004. All of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.


                                                                              Highest
                                                                 Original     Balance       Balance on    Interest Rate
                                                  Date           Loan         During 2005    March 31,      on March
 Name of Individual           Loan Type           Originated     Amount     Fiscal Year        2005         31, 2005
-----------------------------------------------------------------------------------------------------------------------
Joseph Dinolfo                   Personal          7/26/2002     $168,000   $   120,604    $   85,250          6.50%

Bruno J. Gioffre           Residential Mortgage     5/6/1998      300,000       219,801       200,284          5.00

Donald H. Heithaus         Residential Mortgage   10/15/1997      300,000       269,726       256,760          5.25
                           Commercial Mortgage     2/27/2002      600,000       551,022       522,641          6.25
                               Home Equity         6/11/2003      300,000       263,119           --             --

Joseph A. Lanza                Home Equity        12/17/2002      260,000       259,610       259,610          7.00
                           Commercial Mortgage    06/10/2003      220,000       218,258       215,440         6.125

     Bruno J. Gioffre, in addition to his duties as Chairman of the Board of the Company, is counsel to the law firm of Gioffre & Gioffre Professional Corporation, which represents the Bank in mortgage loan transactions. For the year ended March 31, 2005, the Bank paid Gioffre & Gioffre Professional Corporation fees of $222,000. The terms and conditions of these fees and services are substantially the same as those for similar transactions with other parties.

     James Staudt, in addition to his duties as general counsel and a Director of the Company, is a partner in the law firm of McCullough, Goldberger & Staudt, LLP, which also represents the Bank in mortgage loan transactions. For the year ended March 31, 2005, the Bank paid McCullough, Goldberger & Staudt fees of $194,000.

     Joseph A. Lanza, in addition to his duties as a Director of the Company, is the President of Lanza Electric, an electrical contractor. Lanza Electric provides services to the Bank. For the year ended March 31, 2005, the Bank paid Lanza Electric $35,000.

-------------------------------------------------------------------------------
PROPOSAL II--RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
-------------------------------------------------------------------------------

     The Company's independent registered public accounting firm for the year ended March 31, 2005 was KPMG LLP. The Audit Committee of the Company has approved the engagement of KPMG LLP to be the Company's independent registered public accounting firm for the year ending March 31, 2006, subject to the ratification of the engagement by the Company's stockholders at the Meeting. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if deemed appropriate.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered during fiscal years 2005 and 2004 by KPMG LLP. The aggregate fees included in the Audit Fees category were fees billed for the fiscal years for the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the fiscal years.

                                            2005              2004
                                        -----------       ------------
         Audit Fees                     $  465,000        $ 223,000
         Audit-Related Fees                    --               --
         Tax Fees                           49,000           41,450
         All Other Fees                        --               --

     Audit Fees. Audit Fees represent fees for professional services rendered for the audit of the Company's consolidated financial statements, the reviews of the unaudited consolidated financial statements included in the Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements including, for the fiscal year ended March 31, 2005, services rendered in connection with the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

     Tax Fees. Tax Fees represent fees for professional services for tax compliance (preparation and review of the Company's income tax returns), tax advice and tax planning.

     The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services did not affect the firm's independence in performing its function as the Company's independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Company's Independent Registered Public Accounting Firm

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

     In order to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the 2006 fiscal year, the proposal must receive the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

-------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
-------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 1311 Mamaroneck Avenue, White Plains, New York 10605, no later than March 9, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

-------------------------------------------------------------------------------
         ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
-------------------------------------------------------------------------------

     The Bylaws of the Company provide an advance notice procedure before certain business or nominations to the Board of Directors may be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made, to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, the number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which next year's annual meeting of stockholders is expected to be held is August 10, 2006. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the next annual meeting of stockholders must be given to the Company no later than May 12, 2006.

-------------------------------------------------------------------------------
                                  MISCELLANEOUS
-------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2005 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, SOUND FEDERAL BANCORP, INC., 1311 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10605.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Anthony J. Fabiano
                                             ----------------------------------
                                             Anthony J. Fabiano
                                             Corporate Secretary
White Plains, New York
July 7, 2005

                                 REVOCABLE PROXY

                           SOUND FEDERAL BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 11, 2005

     The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at the Company's corporate offices at 1311 Mamaroneck Avenue, White Plains, New York at 4:00 p.m., (local time) on August 11, 2005. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                        WITHHOLD       FOR ALL
                                              FOR         All           EXCEPT

1.  The election as directors of all          [  ]        [  ]          [  ]
    nominees listed below (except as
    marked to the contrary below)

    Bruno J. Gioffre
    James Staudt
    Richard P. McStravick

    INSTRUCTION:  To withhold your vote for one or
    more   nominees,   write   the   name  of  the
    nominee(s) on the line(s) below.

    ----------------------------------

    ----------------------------------

                                                FOR       AGAINST       ABSTAIN
2. The ratification of the appointment
   of KPMG LLP as the Company's independent    [  ]        [  ]          [  ]
   registered public accounting firm for the fiscal year ending March 31, 2006.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting, the Company's Annual Report for the year ended March 31, 2005 and a proxy statement dated July 7, 2005.


Dated: _________________, 2005      [  ] Check Box if You Plan to Attend Meeting


-------------------------------             -----------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


-------------------------------             -----------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.





           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.




                                       2